Exhibit 3.9
(STAMP)
ARTICLES OF INCORPORATION
OF
KNUTSON’S COTTAGE BAKERY
FIRST: NAME
     The name of the corporation is KNUTSON’S COTTAGE BAKERY.
SECOND: PRIMARY PURPOSE
     The corporation’s purposes are:
     (a) Primarily to engage in the specific business of conducting a wholesale and retail bakery business.
     GENERAL ACTIVITIES
     (b) To engage generally in the business of buying, selling, using, leasing, and otherwise dealing in real and personal property of all kinds;
     OTHER ACTIVITIES
     (c) To engage in any business related or unrelated to those described in clauses (a) and (b) of this Article SECOND and from time to time authorized or approved by the Board of Directors of this corporation;
     TO ACT AS PARTNER OR JOINT VENTURER
     (d) To act as partner or joint venturer or in any other legal capacity in any transaction;
     QUALIFICATION TO DO BUSINESS
     (e) To do business anywhere in the world; and
     (f) To have and exercise all rights and powers from time to time granted to a corporation by law.
     CONSTRUCTION; SEVERABILITY OF CLAUSES
     The above purpose clauses shall not be limited by reference to or inference from one another, but each such purpose clause shall be construed as a separate statement conferring independent purposes and powers upon the corporation.
THIRD: LOCATION
     The County in the State of California where the principal office for the transaction of the business of the corporation is located is the County of San Joaquin.
FOURTH: NUMBER AND NAMES OF DIRECTORS
     (a) The number of directors of the corporation is three (3).
     (b) The names and addresses of the persons who are appointed to act as first Directors are:

TERRY R. KNUTSON	29 North Allen Drive,
Lodi, California 95240

RAYMOND A. KNUTSON	1570 Edgewood Drive,
Lodi, California 95240

JOHN E. KUTLICK	207 W. Oak,
Lodi, California 95240
FIFTH: SIMPLE STOCK STRUCTURE
     The total number of shares which the corporation is authorized to issue is 5,000.
     The aggregate par value of said shares is $50,000.00, and the par value of each share is $10.00.
     No distinction shall exist between the shares of the corporation or the holders thereof.
     PRE-EMPTIVE RIGHTS
     (a) Each shareholder of this corporation shall be entitled to full pre-emptive or preferential rights, as such rights are defined by law, to subscribe for or purchase his proportional part of any shares which may be issued at any time by this corporation.
     IN WITNESS WHEREOF, the undersigned and above-named incorporators and first Directors of this corporation have executed these Articles of Incorporation on July 7, 1972.

/s/ Terry R. Knutson
TERRY R. KNUTSON

/s/ Raymond A. Knutson
RAYMOND A. KNUTSON

/s/ John E. Kutlick
JOHN E. KUTLICK

STATE OF CALIFORNIA	)
( SS.
COUNTY OF SAM JOAQUIN	)
          On July 7, 1972, before me, the undersigned, a Notary Public in and for said County and State, personally appeared TERRY R. KNUTSON, RAYMOND A. KNUTSON, and JOHN E. KUTLICK, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and they acknowledged to me that they executed the same.
     WITNESS my hand and Official Seal.

/s/ Angeline Pizzi
ANGELINE PIZZI
Notary Public in and for the County
of San Joaquin, State of California.

My Commission Expires: June 26, 1974.

COTTAGE BAKERY, INC.
(STAMP)
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
TERRY KNUTSON and ROSE KNUTSON certify that:
1.	They are the president and the secretary, respectively, of KNUTSON’S COTTAGE BAKERY, a California Corporation.

2.	Article First of the articles of incorporation of this corporation is amended to read as follows:

“The name of this corporation is COTTAGE BAKERY, INC. ”

3.	The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4.	The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 4,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
Date: 7/22/85

/s/ Terry Knutson
TERRY KNUTSON, President

/s/ Rose Knutson
ROSE KNUTSON, Secretary

A0651914
(STAMP)
Certificate of Amendment of Articles of Incorporation
     Terry Knuston and Kevin Knutson certify that:
1.	They are the president and the secretary, respectively, of Cottage Bakery, Inc., a California Corporation.

2.	Article FOURTH (a) of the Articles of Incorporation of this Corporation is amended to read as follows:

“(a) The number of the directors of the Corporation is five (5).”

3.	The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

4.	The foregoing Amendment of the Articles of Incorporation has been duly approved by the required voting shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 4,000. The number of shares voting in favor of the Amendment equaled or exceeded the vote required by law. The percentage voting in favor of the Amendment was 100%
     We declare under the penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

DATED: October 23, 2006	/s/ Terry Knutson
TERRY KNUTSON, President

/s/ Kevin Knutson
KEVIN KNUTSON, Secretary